[Execution Copy]
EXHIBIT 4(A)
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
     AMENDMENT NO. 1, dated as of February 23, 2007 (“this Amendment”), under the Credit Agreement, dated as of November 21, 2006 (“Credit Agreement”), by and among: (1) Regent Broadcasting, LLC, a Delaware limited liability company (hereinafter, together with its successors in title and assigns, called the “Borrower”); (2) Regent Communications, Inc., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Parent Company”, and, together with the Borrower, called, collectively, the “Principal Companies”, and, singly, a “Principal Company”); (3) the several financial institutions from time to time party to the Credit Agreement as lenders thereunder (collectively, “Lenders”); and (4) Bank of America, N.A., as the administrative agent for the Lenders (hereinafter, together with its successors in title and assigns, called the “Administrative Agent”). All of the words and expressions used herein which are not defined herein, but which are defined in or by reference in the Credit Agreement, shall have the same respective meanings herein as the meanings specified in the Credit Agreement.
     PRELIMINARY STATEMENTS:
          (1) The Borrower desires to refinance and replace all of the outstanding Term B Loans under the Credit Agreement with a new class of Term B1 Loans under the Credit Agreement (collectively, “Term B1 Loans”) in the aggregate original principal amount of $115,000,000, having identical terms with, and having the same rights and obligations under the Credit Agreement and the other Loan Documents, as the Term B Loans, except as such terms, rights and obligations are otherwise expressly amended by this Amendment.
          (2) Each Term B Lender that executes and delivers this Amendment as a Term B Lender at or prior to 1:00 p.m. (Eastern time) on the Term B1 Facility Effective Date (as herein defined) shall be deemed, on and as of the Term B1 Facility Effective Date, to have exchanged each of its Term B Loans (which Term B Loans shall thereafter be deemed terminated and refinanced in full, it being understood and agreed, however, that the Term B1 Loans are in substitution for, but not in payment or satisfaction of, the Term B Loans) for Term B1 Loans in the same aggregate initial principal amount as the Outstanding Amount of such Term B Lender’s Term B Loans immediately prior to the Term B1 Facility Effective Date, and each such Term B Lender shall thereafter become a Term B1 Lender (each, in such capacity, a “Term B1 Lender”) under the Credit Agreement.
          (3) Each Person that executes and delivers this Amendment as a Term B1 Lender on or prior to the Term B1 Facility Effective Date, other than pursuant to an exchange of Term B Loans described in Section 2.1(a)(i) of the Credit Agreement, as amended hereby (each, in such capacity, an “Additional Term B1 Lender”), will make Term B1 Loans on the Term B1 Facility Effective Date (each, an “Additional Term B1 Loan”) to the Borrower in the aggregate initial principal amount equal to the amount set forth opposite such Additional Term B1 Lender’s name under the caption “Additional Term B1 Commitment” on Schedule 2.1 to the Credit
Regent-Amendment No. 1

Agreement, as amended as of the Term B1 Facility Effective Date. The entire proceeds of each Additional Term B1 Loan shall be used by the Borrower for the exclusive purpose of refinancing in full the outstanding principal amount of the Term B Loans of the Term B Lenders, if any, that do not execute and deliver this Amendment as Term B Lenders on or prior to the Term B1 Facility Effective Date, it being understood that Additional Term B1 Lenders may be Term B Lenders prior to the Term B1 Facility Effective Date.
          (4) The Term B1 Loans, including the Additional Term B1 Loans, shall be used by the Borrower for the exclusive purpose of refinancing and replacing all of the Term B Loans outstanding on and as of the Term B1 Facility Effective Date.
          (5) The Borrower shall, on the Term B1 Facility Effective Date, pay to the Administrative Agent, for the ratable account of each of the Term B Lenders, all of the unpaid interest accrued on each of the Term B Loans to the Term B1 Facility Effective Date.
          (6) The Borrower has requested that the Lenders amend the Credit Agreement to effect the changes described above, and the Lenders that are parties to this Agreement (which Lenders constitute Required Lenders) have agreed, subject always to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below in this Amendment.
     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective on and as of the Term B1 Facility Effective Date, but, subject, always, in any event, to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:
     (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
     “Additional Term B1 Commitment” means the commitment of any Person to make Additional Term B1 Loans on the Term B1 Facility Effective Date in the aggregate initial principal amount set forth opposite the name of such Person under the caption “Additional Term B1 Commitment” on Schedule 2.1 (as amended by the First Amendment).
     “Additional Term B1 Lender” means any Person with an Additional Term B1 Commitment to make Additional Term B1 Loans to the Borrower on the Term B1 Facility Effective Date, it being understood that any Additional Term B1 Lender may be a Term B Lender prior to the Term B1 Facility Effective Date.
     “Additional Term B1 Loan” means any term loan made or to be made to the Borrower pursuant to Section 2.1(a) of this Agreement on the Term B1 Facility Effective Date.
     “Aggregate Term B1 Commitment” means the combined Term B1 Commitments of all of the Term B1 Lenders, in the initial aggregate amount of $115,000,000.
Regent-Amendment No. 1

     “First Amendment” means Amendment No. 1 to this Agreement, dated as of February 23, 2007, among the Principal Companies, the Administrative Agent and the Lenders that are parties thereto (which Lenders constitute Required Lenders).
     “First Amendment Documents” means, collectively, the First Amendment, the Term B1 Notes, the Term B1 Facility Effective Date Compliance Certificate, and all other Instruments, certificates or other documents executed and/or delivered by the Borrower or the Parent Company pursuant to or in connection with the First Amendment or the Term B1 Notes.
     “First Amendment Transactions” means, collectively, (a) the execution and/or delivery of the First Amendment Documents, (b) the exchange of Term B Loans for Term B1 Loans on and as of the Term B1 Facility Effective Date, (c) the Borrowing of Additional Term B1 Loans on the Term B1 Facility Effective Date, (d) the refinancing and replacement of all Term B Loans and Term B Notes on and as of the Term B1 Effective Date, (e) the implementation and completion of all of the other transactions contemplated by the First Amendment, and (f) the payment of all fees, costs and expenses incurred in connection with the foregoing arrangements and transactions.
     “First Amendment Effective Date” has the meaning specified in Section 3(a) of the First Amendment.
     “Term B1 Availability Period” means, with respect to the Term B1 Commitments, including the Additional Term B1 Commitments, the period beginning on the date on which the conditions precedent set forth in Section 3(a) and Section 3(b)(ii) shall first be satisfied and ending upon the earliest to occur of: (a) the Term B1 Commitment Termination Date; (b) the date of termination in full of the Term B1 Commitments pursuant to Section 2.5; or (c) the date of termination in full of the Term B1 Commitments pursuant to Section 9.2.
     “Term B1 Commitment” means: (a) as to each Term B Lender that executes and delivers the First Amendment as a Term B Lender at or prior to 1:00 p.m. (Eastern time) on the Term B1 Facility Effective Date, the commitment and obligation of such Term B Lender to exchange, on and as of the Term B1 Facility Effective Date, all of its Term B Loans for Term B1 Loans in the same aggregate original principal amount as the Outstanding Amount of such Term B Lender’s Term B Loans immediately prior to the Term B1 Facility Effective Date; and (b) as to each Additional Term B1 Lender, the commitment and obligation of such Term B1 Lender to make Additional Term B1 Loans to the Borrower pursuant to Section 2.1(a)(ii) in the aggregate initial principal amount not to exceed the amount set forth opposite such Additional Term B1 Lender’s name under the caption “Additional Term B1 Commitment” on Schedule 2.1 (as amended by the First Amendment).
     “Term B1 Commitment Termination Date” means 5:00 p.m. on April 2, 2007.
     “Term B1 Facility” means, at any time, the Outstanding Amount of Term B1 Loans at such time.
Regent-Amendment No. 1

     “Term B1 Facility Effective Date” has the meaning specified in Section 3(b) of the First Amendment.
     “Term B1 Facility Effective Date Compliance Certificate” means the Term B1 Facility Effective Date Compliance Certificate, in or substantially in the form of Exhibit B to the First Amendment, to be dated as of the Term B1 Facility Effective Date, and to be duly executed by an Authorized Officer of each of the Principal Companies (solely on its behalf and not in an individual capacity) and delivered pursuant to Section 3(b)(ix) of the First Amendment.
     “Term B1 Lenders” means, collectively, (a) the Term B Lenders that execute and deliver the First Amendment as Term B Lenders on or prior to the Term B1 Facility Effective Date, and (b) the Additional Term B1 Lenders.
     “Term B1 Loans” means, collectively, term loans made to the Borrower pursuant to Section 2.1(a)(ii) or (as the case may be) deemed to have been made to the Borrower pursuant to Section 2.1(a)(i).
     “Term B1 Outstanding Amount” means, with respect to the Term B1 Loans on and as of the Term B1 Facility Effective Date, the aggregate outstanding principal amount thereof on the Term B1 Facility Effective Date after giving effect to any Borrowings and prepayments or repayments of such Term B1 Loans occurring on such date.
     “Term B1 Note” has the meaning specified in Section 2.2(b).
     “Term Loan Repricing Transaction” means the prepayment in full of the Outstanding Amount of all Term B1 Loans with cash proceeds received by the Borrower from a substantially concurrent borrowing of syndicated secured term loans similar to the Term B Loans that were made on the Closing Date pursuant to this Agreement; provided, however, that such a prepayment shall constitute a “Term Loan Repricing Transaction” only if (a) the annual interest rate applicable to such term loans on the date of the borrowing thereof shall be less than the sum of (i) the Eurodollar Rate on the date of such prepayment, plus (ii) the Applicable Margin with respect to Term B1 Loans that are Eurodollar Loans on the date of such prepayment, (b) the principal purpose of such prepayment is to refinance Term B1 Loans at a lower interest rate, and (c) such prepayment is not made in connection with or as a result of: (i) any Change of Control; (ii) any Acquisition or series of related Acquisitions of Media Assets by the Parent Company, the Borrower or any of their Subsidiaries for Amounts exceeding in the aggregate $50,000,000; or (iii) any amendment, amendment and restatement or other modification of this Agreement, or any refinancing, replacement or restructuring of any Class of Loans, completed or to be completed for the principal purpose of financing the Acquisition or series of related Acquisitions described in immediately foregoing subclause (ii).
     (b) Section 1.1 of the Credit Agreement is hereby further amended as follows:
Regent-Amendment No. 1

     (i) By amending and restating in its entirety as follows subclause (a) of the definition of the term “Applicable Margin” set forth in Section 1.1 of the Credit Agreement:
     (a) with respect to any of the Term B1 Loans: (i) for Term B1 Loans that are Eurodollar Loans, 2.25% (i.e., 225 basis points); and (ii) for Term B1 Loans that are Base Rate Loans, 0.75% (i.e., 75 basis points); and
     (ii) By amending and restating in its entirety as follows each of the following definitions set forth in Section 1.1 of the Credit Agreement:
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term B1 Loans, Revolving Loans, Delayed Draw Term Loans or Incremental Loans; and, when used in reference to any Commitment, refers to whether such Commitment is a Term B1 Commitment, Revolving Commitment, Delayed Draw Commitment or Incremental Commitment of any class.
     “Commitment” means, for each Lender, any of its Term B1 Commitment, Additional Term B1 Commitment, Revolving Credit Commitment, Delayed Draw Term Commitment or Incremental Commitment, as the context may require.
     “Loan” means any extension of credit by any Lender to the Borrower pursuant to Article II, and shall include any Revolving Loan, Term B1 Loan, Additional Term B1 Loan, Delayed Draw Term Loan or Incremental Loan.
     “Notes” means, collectively, the Revolving Credit Notes, the Term B1 Notes, the Delayed Draw Term Notes and the Incremental Loan Notes.
     (iii) By amending and restating in their entirety as follows the definitions of the terms “Term B Commitment” and “Term B Lender” set forth in Section 1.1 of the Credit Agreement:
     “Term B Commitment” means, for each Term B Lender, the commitment of such Term B Lender to make Term B Loans to the Borrower on the Closing Date.
     “Term B Lender” means any Lender that had outstanding Term B Loans immediately prior to the Term B1 Facility Effective Date.
     (iv) By amending and restating in its entirety as follows the definition of the term “Term B Loan” set forth in Section 1.1 of the Credit Agreement:
     “Term B Loan” means any Loan made by a Term B Lender to the Borrower under Section 2.1(a) of this Agreement prior to the Term B1 Facility Effective Date.
Regent-Amendment No. 1

     (c) Article II of the Credit Agreement is hereby amended by amending and restating in its entirety as follows Section 2.1(a) of the Credit Agreement:
     (a) Term B1 Loans.
     (i) Exchange of Term B Loans. Subject to the terms and conditions hereof, each Term B Lender that has executed and delivered the First Amendment as a Term B Lender at or prior to 1:00 p.m. (Eastern time) on the Term B1 Facility Effective Date severally agrees to exchange the Outstanding Amount of all of its Term B Loans on and as of the Term B Facility Effective Date for a like principal amount of Term B1 Loans on and as of the Term B1 Facility Effective Date, and, from and after the Term B1 Facility Effective Date, all of such Term B Loans so exchanged shall be deemed to have been refinanced in full, and all of such Term B1 Loans shall be deemed to have been made to the Borrower pursuant to Section 2.1 of this Agreement.
     (ii) Additional Term B1 Loans. Subject to the terms and conditions hereof, each Additional Term B1 Lender severally agrees to make Additional Term B1 Loans to the Borrower on the Term B1 Facility Effective Date in an aggregate original principal amount not to exceed its Additional Term B1 Commitment in effect on and as of the Term B1 Facility Effective Date. The Borrower shall, on and as of the Term B1 Facility Effective Date, refinance with proceeds of the Additional Term B1 Loans all of the Term B Loans of each of the Term B Lenders that do not execute and deliver the First Amendment as Term B Lenders on or prior to the Term B1 Facility Effective Date.
     (iii) Interest. On the Term B1 Facility Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of all of the Term B Lenders, all unpaid interest accrued on all of the Term B Loans to the Term B1 Facility Effective Date; provided, however, that Interest Periods for Term B Loans that are exchanged for Term B1 Loans on and as of the Term B1 Facility Effective Date shall continue from and after the Term B1 Facility Effective Date until the expiration of such Interest Periods in the ordinary course.
     (iv) Modification of References. From and after the Term B1 Facility Effective Date, the Term B1 Loans shall have the same terms, rights and obligations as the Term B Loans had immediately prior to the Term B1 Facility Effective Date, all as set forth in the Credit Agreement and the other Loan Documents, except, in each case, as modified by the First Amendment, and all references from and after the Term B1 Facility Effective Date to “Term B Loans”, “Term B Commitment”, “Term B Note”, and “Term B Lenders” in the Credit Agreement and the other Loan Documents shall (except as the context shall otherwise require) be deemed to be references to “Term B1 Loans”, “Term B1 Commitment”, “Term B1 Note”, and “Term B1 Lenders”, respectively.
     (d) Article II of the Credit Agreement is hereby further amended by amending and restating in its entirety as follows the second sentence of Section 2.2(b) of the Credit Agreement:
Regent-Amendment No. 1

     Each such note evidencing Term B1 Loans shall be in or substantially in the form of Exhibit A (as amended, endorsed, replaced or otherwise modified from time to time, a “Term B1 Note”).
     (e) Article II of the Credit Agreement is hereby further amended by amending and restating in its entirety as follows Section 2.5(d) of the Credit Agreement:
     (d) The Aggregate Term B1 Commitment, including each of the Additional Term B1 Commitments, shall terminate in full on the Term B1 Facility Effective Date upon and simultaneously with the exchange of Term B Loans for Term B1 Loans on such date and the making of Additional Term B1 Loans on such date. Each of the Term B1 Commitments shall in any event automatically and permanently terminate in full at 5:00 p.m. on the Term B1 Commitment Termination Date in the event that the Term B1 Facility Effective Date shall not have occurred on or prior to the Term B1 Commitment Termination Date.
     (f) Article II of the Credit Agreement is hereby further amended by amending and restating in its entirety as follows the first sentence of Section 2.6(c) of the Credit Agreement:
     Each prepayment of principal of the outstanding Term B1 Loans required pursuant to Section 2.7(b), 2.7(c), 2.7(e), 7.14(d) or 7.14(e) shall be applied to the remaining scheduled installments of the Term B1 Loans pursuant to Section 2.8(b), in each case pro rata (based on the principal amount then remaining unpaid of each of the scheduled installments of the Term B1 Loans).
     (g) Article II of the Credit Agreement is hereby further amended by adding the following new paragraph (d) to Section 2.6 immediately after paragraph (c) of Section 2.6:
     (d) If, at any time on or prior to the first anniversary of the Term B1 Facility Effective Date, a Term Loan Repricing Transaction shall be completed and the Outstanding Amount of the Term B1 Loans shall be paid in full, then the Borrower shall become and be obligated to pay to the Administrative Agent on the date of such payment, for the pro rata benefit of all Term B1 Lenders, a prepayment premium equal to one percent (1%) of the Outstanding Amount of the Term B1 Loans so prepaid on or prior to such first anniversary.
     (h) Article II of the Credit Agreement is hereby further amended by amending and restating in its entirety as follows Section 2.8(d) of the Credit Agreement:
     (d) Maturity Date. Anything herein express or implied to the contrary notwithstanding, there shall become and be absolutely and unconditionally due and payable on the Maturity Date, and the Borrower hereby promises to pay on the Maturity Date, the entire principal of each of the Term B1 Loans, Revolving Loans and Delayed Draw Term Loans then remaining unpaid, all of the unpaid interest accrued thereon, all of the unpaid Fees accrued thereon and all other unpaid sums and other Obligations owing under this Agreement or any of the other Loan Documents with respect to the Term B1 Loans, the Delayed Draw Term Loans, the Revolving Commitments and the Revolving Loans.
Regent-Amendment No. 1

     (i) Article II of the Credit Agreement is hereby further amended by amending and restating in its entirety as follows Section 2.7(b) of the Credit Agreement:
     (b) Term B1 Loans. The Borrower shall repay the Term B1 Loans in twenty-eight (28) installments, payable on the principal payment dates specified in the table below, in an amount for each such scheduled installment equal to the amount set forth opposite the scheduled principal payment date for such scheduled installment in the table below:

Principal Payment Date	Amount

03/31/07	$287,500
06/30/07	$287,500
09/30/07	$287,500
12/31/07	$287,500

03/31/08	$287,500
06/30/08	$287,500
09/30/08	$287,500
12/31/08	$287,500

03/31/09	$287,500
06/30/09	$287,500
09/30/09	$287,500
12/31/09	$287,500

03/31/10	$287,500
06/30/10	$287,500
09/30/10	$287,500
12/31/10	$287,500

03/31/11	$287,500
06/30/11	$287,500
09/30/11	$287,500
12/31/11	$287,500

03/31/12	$287,500
06/30/12	$287,500
09/30/12	$287,500
12/31/12	$287,500

03/31/13	$287,500
06/30/13	$287,500
09/30/13	$287,500
11/21/13	$107,237,500
Regent-Amendment No. 1

     (j) Article VII of the Credit Agreement is hereby amended by adding the following new paragraph (d) at the end of Section 7.10 of the Credit Agreement:
     (d) Use the Term B1 Loans (and all proceeds thereof) for the exclusive purpose of refinancing and replacing the Term B Loans.
     (k) Exhibit A to the Credit Agreement is hereby amended and restated in its entirety to be in the form of the Exhibit A attached to this Amendment.
     SECTION 2. Amendment to Schedule 2.1. Upon the Term B1 Facility Effective Date, but, subject, always, in any event, to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, Schedule 2.1 to the Credit Agreement shall be amended by the Administrative Agent to reflect the Term B1 Commitments, including the Additional Term B1 Commitments, on and as of the Term B1 Facility Effective Date.
     SECTION 3. Conditions of Effectiveness. (a) This Amendment shall become effective on and as of the date first written above (“First Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment executed and delivered by each of the Principal Companies and Lenders constituting Required Lenders.
     (b) Anything herein express or implied to the contrary notwithstanding, the amendments set forth in Section 1 and Section 2 of this Amendment shall become and be effective only on and as of the date (“Term B1 Facility Effective Date”) on which each of the conditions precedent set forth in this Section 3(b) shall have first been satisfied to the reasonable satisfaction of the Administrative Agent:
     (i) First Amendment Effective Date. The First Amendment Effective Date shall have occurred prior to 5:00 p.m. on the Term B1 Commitment Termination Date, and the Term B1 Facility Effective Date shall have occurred during the Term B1 Availability Period.
     (ii) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of (A) the Principal Companies, (B) the Administrative Agent, (C) the Required Lenders, and (D) at or prior to 1:00 p.m. on the Term B1 Facility Effective Date, each Term B Lender, or, in lieu of any one or more Term B Lenders at or prior to such time, one or more Additional Term B1 Lenders providing Additional Term B1 Commitments in an aggregate initial amount sufficient to refinance the Outstanding Amount of all of the Term B Loans owed to such non-consenting Term B Lenders, or, as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that such party has agreed to the terms of this Amendment hereof and has agreed to become bound hereby.
     (iii) Borrowing Request. The Borrower shall have provided to the Administrative Agent, prior to the Term B1 Facility Effective Date, a Borrowing Request in accordance with the requirements of Section 2.3 of the Credit Agreement with respect to the Borrowing of the Additional Term B1 Loans on the Term B1 Facility Effective Date.
Regent-Amendment No. 1

     (iv) Payment of Fees and Expenses. The Borrower shall have paid in full, in accordance with the payment instructions of the Administrative Agent, all of the fees and actual and reasonable out-of-pocket costs and expenses (including Attorney Costs) payable in connection with the First Amendment Transactions and otherwise in accordance with Section 6 of this Amendment for which invoices shall have been submitted at least one (1) Business Day prior to the Term B1 Facility Effective Date.
     (v) Term B1 Notes. The Administrative Agent shall have received, on behalf of each of the Term B1 Lenders that shall have requested the same, one or more Term B1 Notes payable to the order of such Term B1 Lender duly executed by the Borrower in substantially the form of Exhibit A to the Credit Agreement, as amended by this Amendment.
     (vi) Interest; etc. Simultaneously with the making of the Term B1 Loans, the Borrower shall have paid to the Administrative Agent, for the ratable account of the Term B Lenders, all unpaid interest accrued on the Term B Loans to the Term B1 Facility Effective Date, plus all additional amounts (if any) owing to such Term B Lenders pursuant to Section 4.5 of the Credit Agreement.
     (vii) Resolutions; etc. The Administrative Agent shall have received:
     (A) from each of the Principal Companies, an officer’s certificate, dated as of the First Amendment Effective Date, of its secretary or any assistant secretary as to:
          (1) resolutions of its board of directors or (as the case may be) managers then in full force and effect authorizing the execution, delivery and performance of this Amendment, the Term B1 Notes and each of the other First Amendment Documents and other Instruments or documents contemplated hereby, and authorizing the exchange of Term B Loans for Term B1 Loans, the Borrowing of Additional Term B1 Loans and the implementation and completion of the other First Amendment Transactions and all other transactions contemplated hereby;
          (2) the incumbency and signatures of the Authorized Officers of each of the Principal Companies authorized to act with respect to this Amendment, the Term B1 Notes, the other First Amendment Documents and all other Instruments or documents contemplated hereby (upon which certificate each of the Administrative Agent and the Lenders may conclusively rely until the Administrative Agent shall have received a further certificate of such Credit Party canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Administrative Agent); and
          (3) each Governing Document of each of the Principal Companies; and
     (B) such other similar documents (certified as of a recent date) as the Administrative Agent may reasonably request with respect to any matter relevant
Regent-Amendment No. 1

to this Amendment, the Term B1 Notes, the other First Amendment Documents or any other Instruments or other documents contemplated hereby, the exchange of Term B Loans for Term B1 Loans, the Borrowing of Additional Term B1 Loans, or any of the other First Amendment Transactions or other transactions contemplated hereby.
Each of such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.
     (viii) Certificates of Good Standing; etc. The Administrative Agent shall have received a good standing certificate as of a recent date for each of the Principal Companies from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party.
     (ix) Term B1 Facility Effective Date Compliance Certificate. The Administrative Agent shall have received a duly completed Term B1 Facility Effective Date Compliance Certificate, dated as of the Term B1 Facility Effective Date, duly executed by an Authorized Officer of each of the Principal Companies.
     (x) Legal Opinion. The Administrative Agent shall have received a legal opinion, dated the First Amendment Effective Date, addressed to the Administrative Agent, from special counsel to the Principal Companies, in form and substance reasonably satisfactory to the Administrative Agent and its special counsel.
     (xi) Satisfactory Legal Form; etc. All Instruments and other documents executed and delivered or submitted pursuant hereto by or on behalf of either of the Principal Companies shall be reasonably satisfactory in form and substance to the Administrative Agent and its special counsel; the Administrative Agent and its special counsel shall have received all such information, and such counterpart originals or such certified or other copies of all such other materials, as the Administrative Agent or its special counsel shall have reasonably requested; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to the Administrative Agent and its special counsel.
     (xii) Compliance with Warranties. The representations and warranties of each of the Parent Company and the Borrower set forth in Section 4 of this Amendment or in Article VI of the Credit Agreement shall be true and correct in all material respects on and as of First Amendment Effective Date and on and as of the Term B1 Facility Effective Date; and, both immediately before and immediately after giving effect to First Amendment Transactions, such representations and warranties shall be true and correct in all material respects with the same full force and effect as if made on the First Amendment Effective Date and on the Term B1 Facility Effective Date (except for any such representation or warranty that relates solely to a prior date).
     SECTION 4. Representations and Warranties. Each of the Principal Companies, jointly and severally, represents and warrants to each of the Lenders and the Administrative Agent as follows:
Regent-Amendment No. 1

     (a) Corporate Existence and Power; etc. Each of the Principal Companies:
     (i) is a duly organized and validly existing corporation or limited liability company, as the case may be, and is in good standing under the laws of the jurisdiction of its organization;
     (ii) has the power and authority, and the legal right, to own or hold under lease its Property, conduct its business and execute, deliver and perform its Obligations under each of the First Amendment Documents and other Loan Documents to which it is or is to become a party as contemplated hereby;
     (iii) is duly qualified to do business as a foreign entity, and is licensed and in good standing, under the Applicable Laws of each jurisdiction where its ownership, lease or operation of Property or the nature or conduct of its business requires such qualification or license, except (in each case) where the failure so to be qualified or licensed has not had and could not reasonably be expected to have a Materially Adverse Effect; and
     (iv) is in all material respects in compliance with all Applicable Laws, except (in each case) to the extent that the failure to comply therewith has not had and could not reasonably be expected to have a Materially Adverse Effect.
     (b) Corporate Authorization; etc. The execution, delivery and performance by each of the Principal Companies of each of the First Amendment Documents to which it is or is to become a party as contemplated hereby, and, in the case of the Borrower, to exchange Term B Loans for Term B1 Loans and to make the Borrowings of Additional Term B1 Loans contemplated hereby, have been duly authorized by all necessary corporate or limited liability company action, as the case may be, and do not and will not:
     (i) contravene in any material respect any of the terms or other provisions of any of the Governing Documents of any such Credit Party;
     (ii) conflict in any material respect with or result in any material breach or contravention of, or the creation of any Liens under, any Instrument or other document creating, governing or evidencing any material Contractual Obligation to which such Credit Party is a party or by which such Credit Party or any of its Property is bound or any order, injunction, writ or decree of any Governmental Authority to which such Credit Party or any of its Property is subject; or
     (iii) violate any Applicable Law in any material respect.
     (c) Governmental Authorization. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery or performance of this Amendment or any other First Amendment Document, or (ii) the legality, validity, binding effect or enforceability of this Amendment or any other First Amendment Document, except where the failure to so obtain or make could not reasonably be expected to have a Materially Adverse Effect; provided, however,
Regent-Amendment No. 1

that subsequent to the date of execution of the First Amendment Documents, copies of certain of the First Amendment Documents may be required to be filed with the FCC.
     (d) Binding Effect. Each of the Principal Companies has duly executed and delivered this Amendment and each of the other First Amendment Documents required to be executed and delivered by such Principal Company in accordance with the terms hereof. Each of the First Amendment Documents to which the Parent Company or the Borrower is a party constitutes, and each of the other First Amendment Documents upon execution and delivery thereof by any Principal Company, will constitute, the legal, valid and binding Obligations of each Principal Company party thereto, enforceable against each such Principal Company in accordance with its terms, except (in each case) as enforceability may be limited by applicable bankruptcy, insolvency or other similar Applicable Laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.
     (e) No Default. No Default is continuing on and as of the date hereof, and no Default will result from the exchange of any Term B Loans for Term B1 Loans or the making of any Term B1 Loans. None of the Principal Companies or any of their Subsidiaries is in default under or with respect to any Contractual Obligations in any respect which, individually or together with all such defaults, has had or could reasonably be expected to have a Materially Adverse Effect.
     (f) Materially Adverse Effect. No events or developments have occurred since the Closing Date which, individually or in the aggregate, have had or could reasonably be expected to have any Materially Adverse Effect.
     SECTION 5. Reference to and Effect on the Credit Agreement, the Notes and the Other Loan Documents. (a) On and after the Term B1 Facility Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. For all purposes of the Credit Agreement and the other Loan Documents, this Amendment and the other First Amendment Documents shall constitute “Loan Documents”.
     (b) The Credit Agreement, the Notes and each of the other Loan Documents, as amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed by each of the Principal Companies. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of each of the Credit Parties under the Loan Documents, in each case as amended by this Amendment.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as otherwise expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
Regent-Amendment No. 1

     (d) In the event that all of the conditions precedent set forth in Section 3(b) of this Amendment shall not be satisfied to the reasonable satisfaction of the Administrative Agent during the Term B1 Availability Period and prior to the Term B1 Commitment Termination Date, then at 5:00 p.m., on the Term B1 Commitment Termination Date, all Term B1 Commitments, including all Additional Term B1 Commitments shall terminate in full, and Section 1 and Section 2 of this Amendment shall be null and avoid with the same full force and effect as if such Sections had never been a part of this Amendment.
     SECTION 6. Costs and Expenses. Whether or not any of the First Amendment Transactions are consummated, the Borrower shall pay, promptly after request by the Administrative Agent, all reasonable out-of-pocket costs, expenses and fees incurred by the Administrative Agent and its Affiliates (including the Attorney Costs for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other First Amendment Documents or any amendments, modifications or waivers of any of the provisions hereof or thereof.
     SECTION 7. Indemnification. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the Attorney Costs for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of the execution or delivery of this Amendment, any of the other First Amendment Documents or any other agreement or Instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of any of the First Amendment Transactions or any of the other transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Amendment and the other First Amendment Documents.
     SECTION 8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same Instrument. A set of the copies of this Amendment signed by all of the parties shall be lodged with the Borrower and the Administrative Agent.
     SECTION 9. Severability. The illegality or unenforceability of any provision of this Amendment or any of the other First Amendment Documents or other Instruments required hereunder shall not in any way affect or impair the legality or enforceability of any of the remaining provisions of this Amendment or any of the other First Amendment Documents or other Instruments required hereunder.
     SECTION 10. WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE OTHER FIRST AMENDMENT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY
Regent-Amendment No. 1

ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 10 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY OF THE OTHER FIRST AMENDMENT DOCUMENTS OR ANY PROVISIONS HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDMENT OR ANY OF THE OTHER FIRST AMENDMENT DOCUMENTS.
     SECTION 11. GOVERNING LAW. THIS AMENDMENT AND EACH OF THE OTHER FIRST AMENDMENT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.
     SECTION 12. ENTIRE AGREEMENT. THIS AMENDMENT, THE OTHER FIRST AMENDMENT DOCUMENTS, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
     SECTION 13. Delivery by Facsimile. Delivery of the signature pages to this Amendment by facsimile shall be as effective as delivery of manually executed counterparts of this Amendment.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
Regent-Amendment No. 1

***Signature Pages to Amendment No. 1 to the Credit Agreement follow***
Regent-Amendment No. 1

     IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 1 TO THE CREDIT AGREEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and in the year first above written.

The Borrower:

REGENT BROADCASTING, LLC

By:	/s/ Anthony A. Vasconcellos

Name: Anthony A. Vasconcellos
Title: Executive Vice President and
Chief Financial Officer

The Parent Company:

REGENT COMMUNICATIONS, INC.

By:	/s/ Anthony A. Vasconcellos

Name: Anthony A. Vasconcellos
Title: Executive Vice President and
Chief Financial Officer
**Signature Page to Amendment No. 1 to the Credit Agreement**
***Signature Pages to Amendment No. 1 to the Credit Agreement follow***
Regent-Amendment No. 1

The Administrative Agent:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ William J. Faidell

Name: William J. Faidell
Title: Assistant Vice President
**Signature Page to Amendment No. 1 to the Credit Agreement**
***Signature Pages to Amendment No. 1 to the Credit Agreement follow***

The Lenders:

BANK OF AMERICA, N.A., as
a Lender and the Issuing Lender

By:	/s/ Bradley K. Rosseau

Name: Bradley K. Rousseau
Title: Principal
**Signature Page to Amendment No. 1 to the Credit Agreement**
***Signature Pages to Amendment No. 1 to the Credit Agreement follow***

SUNTRUST BANK, as Syndication Agent, a Joint
Book Manager and a Lender

By:	/s/ Brian Combs

Name: Brian Combs
Title: Director
**Signature Page to Amendment No. 1 to the Credit Agreement**
***Signature Pages to Amendment No. 1 to the Credit Agreement follow***

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Lender

By:	/s/ Karl Kieffer

Name: Karl Kieffer
Title: Duly Authorized Signatory
**Signature Page to Amendment No. 1 to the Credit Agreement**
***Signature Pages to Amendment No. 1 to the Credit Agreement follow***

BANK OF MONTREAL, as a Lender

By:	/s/ Naghemeh Hashemifard

Name: Naghemeh Hashemifard
Title: Director
**Signature Page to Amendment No. 1 to the Credit Agreement**
***Signature Pages to Amendment No. 1 to the Credit Agreement follow***

NATIONAL CITY BANK, as a Lender

By:	/s/ Joseph R. Netzel

Name: Joseph R. Netzel
Title: Senior Vice President
**Signature Page to Amendment No. 1 to the Credit Agreement**
***Signature Pages to Amendment No. 1 to the Credit Agreement follow***

WELLS FARGO FOOTHILL, INC., as a Lender

By:	/s/ Jessie Munoz

Name: Jessie Munoz
Title: Vice President
**Signature Page to Amendment No. 1 to the Credit Agreement**
***Signature Pages to Amendment No. 1 to the Credit Agreement follow***

Bank of America, N.A.,
   as Administrative Agent
February ___, 2007

Regent-Amendment No. 1